UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007.

AMIS Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50397	51-0309588
(Commission File Number)	(IRS Employer Identification No.)

2300 Buckskin Road Pocatello, Idaho	83201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 233-4690

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 13, 2007, AMIS Holdings, Inc., a Delaware corporation (“AMIS”), ON Semiconductor Corporation, a Delaware corporation (“ON”) and Orange Acquisition Corporation, a wholly-owned subsidiary of ON and a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into AMIS, with AMIS continuing as the surviving corporation (the “Merger”) and as a wholly-owned subsidiary of ON.

At the effective time and as a result of the Merger, each outstanding share of AMIS common stock will be converted into the right to receive 1.15 shares of ON common stock (the “Exchange Ratio”). All outstanding AMIS options held by AMIS employees will be converted into options to purchase shares of ON common stock on substantially the same terms and conditions as applied to the AMIS options. The number of shares of ON common stock to be subject to converted options and the exercise prices of such options will be adjusted based on the Exchange Ratio. All outstanding restricted stock unit awards (“RSUs”) held by AMIS employees will be converted into RSUs of ON common stock on substantially the same terms and conditions as applied to AMIS’ RSUs. The number of ON RSUs to be issued upon conversion of each AMIS RSU will be based on the Exchange Ratio.

Consummation of the Merger is subject to customary closing conditions, including (i) adoption by the stockholders of AMIS of the Merger Agreement, (ii) approval by the stockholders of ON of the issuance of shares in the Merger and an amendment to ON’s charter to increase the number of authorized shares of common stock by 150 million shares (the “ON Voting Proposals”), (iii) expiration or termination of the applicable Hart-Scott-Rodino waiting period and certain other regulatory approvals, (iv) the effectiveness of an ON registration statement covering the ON shares to be issued to AMIS stockholders, (v) the absence of any law or order prohibiting the closing, (vi) the delivery of customary opinions from counsel to AMIS and counsel to ON that the Merger will qualify as a tax-free reorganization for federal income tax purposes, (vii) subject to certain exceptions, the accuracy of representations and warranties of AMIS and ON and (viii) subject to certain exceptions, the absence of any government action seeking to restrain, or compel the disposition of, all or a material portion of the business of ON or AMIS.

The Merger Agreement contains certain termination rights for both AMIS and ON, including for AMIS if its board of directors changes its recommendation of the Merger to its stockholders in connection with a Superior Proposal (as defined in the Merger Agreement) or as required by its fiduciary duties under specified circumstances. The Merger Agreement also provides that ON’s board of directors may change its recommendation of the ON Voting Proposals in response to a proposal for a transaction that would effect a change of control of ON or as required by its fiduciary duties under specified circumstances. Upon termination of the Merger Agreement under certain circumstances, AMIS may be required to pay ON, or ON may be required to pay AMIS, a termination fee of $30.2 million.

The boards of directors of AMIS and ON have unanimously approved the Merger Agreement.

AMIS’ directors, executive officers and certain significant stockholders, who collectively hold 24% of AMIS’ outstanding stock, have agreed to vote their shares in favor of the Merger and against any alternative acquisition proposal. ON’s directors and executive officers have agreed to vote their shares in favor of the ON Voting Proposals.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of AMIS, ON or any of their respective subsidiaries.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. On

December 13, 2007, AMIS and ON issued a joint press release announcing the execution of the Merger Agreement The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This filing is being made in respect of the proposed transaction involving ON and AMIS. In connection with the proposed transaction, ON plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of ON and AMIS plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/ Prospectus will be mailed to stockholders of ON and AMIS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by ON and AMIS through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from ON by directing a request to ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, AZ, 85008, Attention: Investor Relations (telephone: (602) 244-3437) or going to ON’s corporate website at www.onsemi.com, or from AMIS by directing a request to AMIS Holdings, Inc., 2300 Buckskin Road Pocatello, ID, 83201, Attention: Investor Relations (telephone: 208-233-4690) or going to AMIS’ corporate website at www.amis.com.

ON and AMIS, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding ON’s directors and executive officers is contained in its annual proxy statement filed with the SEC on April 11, 2007. Information regarding AMIS’ directors and executive officers is contained in AMIS’ annual proxy statement filed with the SEC on May 24, 2007. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger and Reorganization, dated as of December 13, 2007, by and among ON, Orange Acquisition Corporation and AMIS.*

Exhibit 10.1	Form of AMIS Voting Agreement for Christine King, dated December 13, 2007, by and among ON, AMIS and Christine King.

Exhibit 10.2	Form of AMIS Voting Agreement for executive officers, directors, and certain other stockholders of AMIS, other than Christine King, dated December 13, 2007, by and among ON, directors and executive officers of AMIS and certain significant stockholders of AMIS other than Christine King.

Exhibit 10.3	Form of Parent Voting Agreement, dated December 13, 2007, by and among ON, AMIS and certain ON stockholders.

Exhibit 99.1	Press release, dated December 13, 2007, regarding Agreement and Plan of Merger and Reorganization.

*	Certain schedules have been omitted and AMIS agrees to furnish supplementally to the Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMIS HOLDINGS, INC.

Date: December 13, 2007	By:	/s/ Joseph J. Passarello
		Name:	Joseph J. Passarello
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger and Reorganization, dated as of December 13, 2007, by and among ON, Orange Acquisition Corporation and AMIS.*

Exhibit 10.1	Form of AMIS Voting Agreement for Christine King, dated December 13, 2007, by and among ON, AMIS and Christine King.

Exhibit 10.2	Form of AMIS Voting Agreement for executive officers, directors, and certain other stockholders of AMIS, other than Christine King, dated December 13, 2007, by and among ON, directors and executive officers of AMIS and certain significant stockholders of AMIS other than Christine King.

Exhibit 10.3	Form of Parent Voting Agreement, dated December 13, 2007, by and among ON, AMIS and certain ON stockholders.

Exhibit 99.1	Press release, dated December 13, 2007, regarding Agreement and Plan of Merger and Reorganization.

*	Certain schedules have been omitted and AMIS agrees to furnish supplementally to the Commission a copy of any omitted schedules upon request.